EXHIBIT 10.1

Summary Translation of the CFO Employment Agreement

In order to recruit outstanding personnel, China VTV Limited and Weishi Huanyu Culture Media (Beijing) Co., Ltd. and Mr. Jian Li entered into this employment agreement (the “Employment Agreement”) as of April 20, 2020 in the city of Beijing:

Party A: China VTV Limited (the “Company”) and Weishi Huanyu Culture Media (Beijing) Co., Ltd. (the “Subsidiary”)

Legal representative: Tijin Song

Party B: Jian Li

ID:***

Whereas, both Party A and Party B can be legally responsible for their behaviors and can enforce this Employment Agreement;

Whereas, the Subsidiary is a Chinese company in good standing;

Whereas, Party B has experiences in accounting management and has accounting certificates in the United Kingdom and Australia.

The Company, the Subsidiary and Party B hereby agree as follows:

Article 1 Party B’s Duties

1.	The Company and Subsidiary have appointed Party B as the Chief Financial Officer (the “CFO”) to carry out the duties customary for that position.
2.	Party B’s duties include without limitation capital management, financing solutions, capital market management, financial advisory, and coordination with third parties regarding corporate accounting and financing.
3.	Within three months from the Effective Date (as defined below) of this Agreement, Party B agrees to raise $3,000,000 RMB for the Company (or identify a merger candidate and consummate the merger with the Company).

Article 2 Compensation

1.	The Company and Subsidiary agree to pay Party B a salary of $200,000 RMB in the Company’s stock each month, payable in each quarter and will grant 13 months of such salary for each year Party B works as the CFO.
2.	The Company and Subsidiary agree to pay Party B a monthly stipend of $10,000 RMB (after tax withholding) in arrears on the 5th of the month following each complete month of work.
3.	The Company and Subsidiary shall reimburse Party B for the expenses, such as travel expenses, incurred by Party B to perform his duties as the CFO of the Company.
4.	The Company and Subsidiary shall pay for Party B’s social security insurance according to the relevant regulations in China.

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Article 3 Performance-based Bonus

Party B shall be entitled to receive 7% of the funds raised by the Company as a result of his introduction and social networking.

Article 4 Single Contribution and Revenue Sharing

Party B shall be eligible to receive bonus for his future contribution to the Company, subject to the Company’s compensation committee’s approval.

Article 5 Rights and Obligations

1.	Party A’s Rights and Obligations:

1)	Supervising Party B to fulfill his CFO duties;
2)	Providing relevant materials to Party B to facilitate him carry out his job duties;
3)	Providing work convenience to Party B; and
4)	Making payments of compensation to Party B as set forth herein.

2.	Party B’s Rights and Obligations:

1)	The right to request work convenience to fulfill his CFO duties;
2)	The right to receive compensation as set forth herein;
3)	Having good work ethics;
4)	Strictly performing his consulting duties without damages to the Company’s reputation; and
5)	Keeping Party A’s proprietary non-public information confidential.

Article 6 Effectiveness and Breaches

1.	This Employment Agreement becomes effective on the date of execution by Party A and Party B. Upon becoming effective, no Party may unilaterally terminate this Agreement without the others’ consent.
2.	If Party B breaches the confidentiality duty under Article 5 Section 2(5), Party B shall pay the Company and Subsidiary the damages caused by such breach.
3.	The term of this Agreement is one year commencing from the Effective Date. At the end of the first term of this Agreement, Party A and Party B may agree in writing to extend the term for another year.
4.	The parties shall try to solve any disputes arising from this Agreement in an amicable manner first. If the parties fail to do so, any party may bring a lawsuit related to this Agreement at a People’s Republic of China court in the city of Beijing.

Party A

Weishi Huanyu Culture Media (Beijing) Co., Ltd.

By: /s/ Tijin Song

Party B

Jian Li

By: /s/ Jian Li

Date (“Effective Date”): May 1, 2020

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